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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      Terayon Communication Systems, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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Notes:

                      TERAYON COMMUNICATION SYSTEMS, INC.
                             2952 Bunker Hill Lane
                             Santa Clara, CA 95054

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 13, 2000

To The Stockholders of Terayon Communication Systems, Inc.:

   Notice Is Hereby Given that the Annual Meeting of Stockholders of Terayon Communication Systems, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, June 13, 2000 at 8:30 a.m. local time at the Santa Clara Westin, 5101 Great America Parkway, Santa Clara, California for the following purposes:

1. To elect two directors to hold office until the 2003 Annual Meeting of Stockholders.

2. To approve amendments to the Company's 1997 Equity Incentive Plan, as amended.

3. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2000.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on May 10, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors


                                          /s/ Zaki Rakib
                                          ZAKI RAKIB
                                          Secretary

Santa Clara, California
May 15, 2000

   All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                      TERAYON COMMUNICATION SYSTEMS, INC.
                             2952 Bunker Hill Lane
                             Santa Clara, CA 95054

                               ----------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                 JUNE 13, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of the Board of Directors of Terayon Communication Systems, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 13, 2000 at 8:30 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Santa Clara Westin, 5101 Great America Parkway, Santa Clara, California. The Company intends to mail this proxy statement and accompanying proxy card on or about May 15, 2000 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

   The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

   Only holders of record of the Company's Common Stock (the "Common Stock") at the close of business on May 10, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on May 10, 2000, the Company had outstanding and entitled to vote 61,759,534 shares of Common Stock.

   Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

   All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Except for Proposal 2, broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. With respect to Proposal 2, abstentions and broker non-votes will have the same effect as negative votes.

Revocability of Proxies

   Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 2952 Bunker Hill Lane, Santa Clara, California 95054, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

   The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is January 15, 2001. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is the close of business on a date no earlier than February 14, 2001 and no later than March 16, 2001. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

Recent Stock Split

   The Board of Directors approved a two-for-one stock split in April 2000. The stock split was paid in the form of a stock dividend to all stockholders of record as of April 25, 2000 and was distributed on May 5, 2000. All share numbers in this Proxy Statement reflect the two-for-one stock split.

                                   Proposal 1

                             Election of Directors

   The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

   The Board of Directors is presently composed of seven members. There are two directors in the class whose term of office expires in 2000. If elected at the Annual Meeting, each of the nominees would serve until the 2003 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

   Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

   Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-year Term Expiring at the 2003 Annual Meeting

   Shlomo Rakib co-founded Terayon in 1993 and has served as Chairman of the Board and President since January 1993 and as Chief Technical Officer since February 1995. Prior to co-founding the Company, Mr. Rakib served as Chief Engineer at PhaseCom, Inc., a communications products company, from 1981 to 1993, where he pioneered the development of data and telephony applications over cable. Mr. Rakib is the inventor of several patented technologies in the area of data and telephony applications over cable. Mr. Rakib holds a B.S.E.E. degree from Technion University in Israel. Mr. Rakib is the brother of Zaki Rakib, the Chief Executive Officer and a director of the Company.

   Michael D'Avella has served as a director of the Company since April 1998. Mr. D'Avella is the Senior Vice President, Planning for Shaw Communications Inc., a diversified communications company and a leading cable operator in Canada ("Shaw"). Mr. D'Avella has held a variety of senior management positions at Shaw since 1991. Prior to that, he held positions with the Canadian Cable Television Association and Telesat Canada. He is a director of Canadian Satellite Communications Inc., a distributor of satellite based broadcast signals and provider of satellite communications for businesses, and GT Group Telecom Inc., a broadband services company, and several privately held companies. Mr. D'Avella holds a B.A. degree in economics and planning from the University of Toronto in Canada.

                       The Board of Directors Recommends
                     A Vote in Favor of Each Named Nominee.

Directors Continuing in Office Until the 2001 Annual Meeting

   Zaki Rakib co-founded Terayon in 1993 and has served as Chief Executive Officer since January 1993 and as a director since February 1995. From January 1993 to July 1998, Dr. Rakib also served as Chief Financial Officer of the Company. Prior to co-founding the Company, Dr. Rakib served as Director of Engineering for Cadence Design Systems, an electronic design automation software company, from 1990 to 1994. Prior to joining Cadence, Dr. Rakib was Vice President of Engineering at Helios Software, which was acquired by Cadence in 1990. Dr. Rakib serves on the board of a privately held company. Dr. Rakib holds B.S., M.S. and Ph.D. degrees in engineering from Ben-Gurion University in Israel. Dr. Rakib is the brother of Shlomo Rakib, the Company's Chairman of the Board, President and Chief Technical Officer and a director of the Company.

   Christopher J. Schaepe has served as a director of the Company since March 1995. Mr. Schaepe is a Managing Director of Weiss, Peck & Greer, L.L.C., a technology-focused venture capital firm, which he joined in 1991. Previously, Mr. Schaepe served in corporate finance and capital markets roles for three years at Goldman, Sachs & Company after his employment as a software engineer at IBM Corporation. He is a director of Galileo Technology Ltd., a communications semiconductor company, Quantum Effect Devices, Inc., a communications microprocessor supplier, and several privately held companies. Mr. Schaepe holds B.S. and M.S. degrees in computer science from the Massachusetts Institute of Technology and an M.B.A. degree from Stanford Business School.

Directors Continuing in Office Until the 2002 Annual Meeting

   Alek Krstajic has served as a director of the Company since July 1999. Mr. Krstajic is the Senior Vice President Interactive Services, Sales and Product Development for Rogers Communications, Inc. ("Rogers"), and has held a variety of senior management positions at Rogers since 1994. Mr. Krstajic is a director of several privately held companies. Mr. Krstajic holds a B.A. degree in economics from the University of Toronto in Canada and attended the executive educational program at Wharton School of Business at the University of Pennsylvania.

   Lewis Solomon has served as a director of the Company since March 1995. Mr. Solomon has been a principal of G&L Investments, a consulting firm, since 1989 and currently serves as the Co-Chairman of the Board of Broadband Services, Inc. From 1983 to 1988, he served as Executive Vice President at Alan Patricof Associates, a venture capital firm focused on high technology, biotechnology and communications industries. Prior to that, Mr. Solomon served in various capacities with General Instrument Corp., most recently as Senior Vice President. From April 1986 to January 1997, he served as Chairman of the Board of Cybernetic Services, Inc., an LED systems manufacturer, which commenced a Chapter 7 bankruptcy proceeding in April 1997. Mr. Solomon serves on the boards of Anadigics, Inc., a manufacturer of integrated circuits; Anacomp, Inc., a manufacturer of data storage systems; and Artesyn Technologies, Inc., a power supply and power converter supply company. Mr. Solomon also serves on the boards of several privately held companies.

   Mark A. Stevens has served as a director of the Company since March 1995. Mr. Stevens has been a General Partner of Sequoia Capital, a venture capital investment fund, since March 1993. Mr. Stevens currently serves on the Board of Directors of NVIDIA Corporation, a graphics software and processor company, Medicalogic, Inc., an on-line health enterprise company, MP3.com, Inc., an on-line music services provider and retail company and several privately held companies. Prior to joining Sequoia in 1989, he held technical sales and marketing positions at Intel Corporation. Mr. Stevens holds a B.S.E.E. degree, a B.A. degree in economics and an M.S. degree in computer engineering from the University of Southern California and an M.B.A. degree from Harvard Business School.

Board Committees and Meetings

   During the fiscal year ended December 31, 1999 the Board of Directors held eight meetings. The Board has an Audit Committee and a Compensation Committee.

   The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee consists of two non-employee directors:
Messrs. Schaepe and Solomon. It met four times during 1999.

   The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's equity incentive plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee consists of the Company's Chief Executive Officer, Dr. Zaki Rakib, and two non-employee directors: Messrs. Schaepe and Stevens. Dr. Rakib does not participate in decisions relating to his compensation. The Compensation Committee met three times during 1999.

   The Board did not have a standing Nominating Committee during 1999.

   During 1999, each Board member attended 75% or more of the aggregate of the meetings of the Board, and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                   Proposal 2

 Approval of amendments to the Company's 1997 Equity Incentive Plan, as amended

   In March 1997, the Board adopted the Company's 1997 Equity Incentive Plan (the "1997 Incentive Plan"), subject to stockholder approval. Initially, there were 1,600,000 shares of the Company's Common Stock reserved for issuance under the 1997 Incentive Plan. In June, 1998, the 1997 Incentive Plan was amended to increase the number of shares of Common Stock authorized for issuance under the 1997 Incentive Plan from a total of 1,600,000 shares to a total of 6,600,000 shares and to implement an evergreen provision whereby the number of shares reserved under the 1997 Incentive Plan would be increased to 5% of the outstanding shares of the Company on each January 1st until its termination. The Board adopted this amendment in order to ensure that the Company can continue to grant stock options at levels determined appropriate by the Board.

   As of May 5, 2000, awards (net of canceled or expired awards) covering an aggregate of 5,759,748 shares of Common Stock had been granted under the 1997 Incentive Plan. Only 1,639,028 shares of Common Stock (plus any shares that might in the future be returned to the 1997 Incentive Plan as a result of cancellations or expiration of awards) remained available for future grants under the 1997 Incentive Plan. Many of these option grants were to employees new to Terayon as a result of unanticipated acquisition activity throughout 1999.

   Stockholders are requested in this Proposal 2 to approve the amendments to the 1997 Incentive Plan, as amended. The amendments to the 1997 Incentive Plan include increasing the number of shares of Common Stock from a total of 6,600,000 to 10,370,000 and an increase in the number of shares of Common Stock each January 1, through and including January 1, 2007, by the lesser of (i) 5% of the Common Stock outstanding on such January 1 or (ii) 3,000,000 shares. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendments to the 1997 Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       The Board of Directors Recommends
                         A Vote in Favor of Proposal 2.

   The essential features of the 1997 Incentive Plan (a copy of which is included as Appendix A to this Proxy Statement) are outlined below:

General

   The 1997 Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock bonuses and restricted stock purchase awards (collectively, "awards"). Incentive stock options granted under the 1997 Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 1997 Incentive Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of awards. To date, the Company has granted only stock options under the 1997 Incentive Plan.

Purpose

   The Board adopted the 1997 Incentive Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. As of May 5, 2000, all of the approximately 670 employees, directors and consultants of the Company and its affiliates were eligible to participate in the 1997 Incentive Plan.

Administration

   The Board administers the 1997 Incentive Plan. Subject to the provisions of the 1997 Incentive Plan, the Board has the power to construe and interpret the 1997 Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

   The Board has the power to delegate administration of the 1997 Incentive Plan to a committee composed of not fewer than two members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has delegated administration of the 1997 Incentive Plan to the Compensation Committee of the Board. As used herein with respect to the 1997 Incentive Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself. The Board may delegate to a committee of one or more members of the Board the authority to grant stock awards to eligible persons who are not then subject to
Section 16 of the Exchange Act and/or are either not then covered employees and are not expected to be covered employees at the time of recognition of income resulting from the stock award, or not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

   The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be "outside directors." The 1997 Incentive Plan provides that, in the Board's discretion, directors serving on the committee may be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the committee directors who are:

  . current employees of the Company or an affiliate;

  . former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension plan);

  . current and former officers of the Company or an affiliate;

  . directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director); and

  . any other person who is not otherwise considered an "outside director" for purposes of Section 162(m).

   The definition of an "outside director" under Section 162(m) is generally narrower than the definition of a "non-employee director" under Rule 16b-3 of the Exchange Act.

Eligibility

   Incentive stock options may be granted under the 1997 Incentive Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors, and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the 1997 Incentive Plan.

   No incentive stock option may be granted under the 1997 Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. Likewise, no non-statutory stock award may be granted under the 1997 Incentive Plan to any such 10% stockholder unless the exercise price is at least 100% of the fair market value of the stock subject to the award. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 1997 Incentive Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

   No person may be granted options under the 1997 Incentive Plan exercisable for more than 1,000,000 shares of Common Stock during any calendar year ("Section 162(m) Limitation").

Stock Subject to the 1997 Incentive Plan

   Subject to this Proposal, an aggregate of 10,370,000 shares of Common Stock is reserved for issuance under the 1997 Incentive Plan. That number will be increased each January 1, through and including January 1, 2007, by the lesser of (i) 5% of the Common Stock outstanding on such January 1 or (ii) 3,000,000 shares. If awards granted under the 1997 Incentive Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such awards again becomes available for issuance under the 1997 Incentive Plan. If the Company reacquires unvested stock issued under the 1997 Incentive Plan, the reacquired stock will again become available for reissuance under the 1997 Incentive Plan.

Terms of Options

   The following is a description of the permissible terms of options under the 1997 Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

   Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 85% of the fair market value of the stock on the date of grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. If options are granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "Federal Income Tax Information." As of May 8, 2000, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $61 9/16 per share.

   The exercise price of options granted under the 1997 Incentive Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

   Repricing. In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer participants the opportunity to replace outstanding higher priced options with new lower priced options. To the extent required by Section 162(m) of the Code, a repriced option is deemed to be canceled and a new option granted. Both the option deemed to be canceled and the new option deemed to be granted will be counted against the Section 162(m) Limitation.

   Option Exercise. Options granted under the 1997 Incentive Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the 1997 Incentive Plan typically vest at the rate of 20% on the first anniversary of the date of grant and 1/60th per month thereafter during the participant's employment by, or service as a director or consultant to, the Company or an affiliate (collectively, "service"). Shares covered by options granted in the future under the 1997 Incentive Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the 1997 Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant's service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned Common Stock of the Company or by a combination of these means.

   Term. The maximum term of options under the 1997 Incentive Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 1997 Incentive Plan generally terminate 90 days after termination of the participant's service unless (i) such termination is due to the participant's disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant's service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant's death) within 18 months of the participant's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant's death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

   The option term generally is not extended in the event that exercise of the option within these periods is prohibited.

Terms of Stock Bonuses and Purchases of Restricted Stock

   Payment. The Board determines the purchase price under a restricted stock purchase agreement but the purchase price may not be less than 85% of the fair market value of the Company's Common Stock on the date of grant. The Board may award stock bonuses in consideration of past services without a purchase payment.

   The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the 1997 Incentive Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, or (ii) in any other form of legal consideration acceptable to the Board.

   Vesting. Shares of stock sold or awarded under the 1997 Incentive Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board does not have the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the 1997 Incentive Plan.

   Restrictions on Transfer. Rights under a stock bonus or restricted stock bonus agreement may be transferred only by will or the laws of descent and distribution, so long as the stock awarded under the stock option agreement remains subject to the terms of the agreement.

Restrictions on Transfer

   The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable generally. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

Adjustment Provisions

   Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of Common Stock subject to the 1997 Incentive Plan and outstanding awards. In that event, the 1997 Incentive Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the 1997 Incentive Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the class, number of shares and price per share of Common Stock subject to such awards.

Effect of Certain Corporate Events

   The 1997 Incentive Plan provides that, in the event of a dissolution, liquidation or sale of substantially all of the assets of the Company, specified types of merger, or other corporate reorganization ("change in control"), any surviving corporation will be required to either assume awards outstanding under the 1997 Incentive Plan or substitute similar awards for those outstanding under the 1997 Incentive Plan. If any surviving corporation declines to assume awards outstanding under the 1997 Incentive Plan, or to substitute similar awards, then, with respect to persons who are then providing services to the Company, the vesting and the time during which such awards may be exercised will be accelerated prior to the change in control. All outstanding awards will terminate if the participant does not exercise it before a change in control. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

   The Board may suspend or terminate the 1997 Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1997 Incentive Plan will terminate on March 25, 2007.

   The Board may also amend the 1997 Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the 1997 Incentive Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act); (ii) increase the number of shares reserved for issuance upon exercise of awards; or (iii) change any other provision of the 1997 Incentive Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the 1997 Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

   Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

   Incentive Stock Options. Incentive stock options under the 1997 Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

   There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

   If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

   Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

   To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

   Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the 1997 Incentive Plan generally have the following federal income tax consequences:

   There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

   Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

   Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

   Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

   Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

   Compensation attributable to restricted stock and stock bonuses will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors" and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount -- or formula used to calculate the amount -- payable upon attainment of the performance goal).

Other Stock Option Plans

   1995 Stock Option Plan. The Company has a 1995 Stock Option Plan (the "1995 Plan"). The 1995 Plan is administered by the Board, unless the Board delegates administration to a committee comprised of members of the Board. Under the 1995 Plan, stock options and awards may be granted to employees, directors and consultants. Only employees may receive incentive stock options; employees, directors and consultants may receive non-statutory stock options and stock awards other than incentive stock options. The exercise price of incentive stock options granted under the 1995 Plan must be at least equal to the fair market value of the Common Stock on the date of grant, while the exercise price of nonstatutory options must equal at least 85% of such market value. Generally, the right to exercise 20% of the total number of shares granted vest 12 months after the date of the option grant, with the remainder vesting monthly over four years thereafter, such that an option is fully vested on the fifth anniversary of the date of the option grant. Options and awards granted under the Plan must be exercised within ten years of the date of grant. The other terms of the 1995 Plan are substantially similar to the terms of the 1997 Incentive Plan.

   As of May 5, 2000, 3,173,918 shares of Common Stock had been issued upon the exercise of options under the 1995 Plan, 703,202 shares of Common Stock were subject to outstanding options and 362,373 shares of Common Stock remained available for future grant. The 1995 Plan will terminate in March 2005 unless terminated by the Board of Directors before then. No stock option grants have been issued from the 1995 Plan since June 1998.

   1999 Non-Officer Equity Incentive Plan. In addition to the 1995 Plan and the 1997 Incentive Plan, the Company may also grant stock options to non-officer employees under its 1999 Non-Officer Equity Incentive Plan (the "Non-Officer Plan"). The Non-Officer Plan authorized the issuance of 12,000,000 shares of the Company's Common Stock. Only employees of the Company who are not officers or directors are eligible to receive options under the Non-Officer Plan, unless the option is an inducement essential to an officer's entering into an employment contract with the Company. Options granted under the Non-Officer Plan are not intended by the Company to qualify as incentive stock options under the Code. As of May 5, 2000, awards (net of cancelled or expired awards) covering an aggregate of 5,179,206 shares of Common Stock had been granted under the Non-Officer Plan and 6,759,950 shares remained available for future grant under the Non-Officer Plan. As of May 5, 2000 options to purchase a total of 946,000 shares had been granted outside of the 1995 Plan, the 1997 Incentive Plan and the Non-Officer Plan (including the shares issued pursuant to the Non-Employee Director Plan) and were outstanding.

                                   Proposal 3

               Ratification of Selection of Independent Auditors

   The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young has audited the Company's financial statements since its inception in 1993. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

   Stockholder ratification of the selection of Ernst & Young as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

   The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       The Board of Directors Recommends
                         A Vote in Favor of Proposal 3.

                        DIRECTORS AND EXECUTIVE OFFICERS

   Our directors and executive officers and their ages as of March 10, 2000 are as follows:

Name                     Age                                Position
----                     ---                                --------
Zaki Rakib (2)..........  41 Chief Executive Officer, Secretary and Director
Shlomo Rakib............  43 Chairman of the Board, President, Chief Technical Officer and Director
Dennis J. Picker........  52 Chief Operating Officer
Ray M. Fritz............  54 Chief Financial Officer
Michael D'Avella........  41 Director
Alek Krstajic...........  36 Director
Christopher J. Schaepe
 (1) (2)................  36 Director
Lewis Solomon (1).......  66 Director
Mark A. Stevens (2).....  40 Director

--------
(1) Member of Audit Committee

(2) Member of Compensation Committee

   Set forth below is biographical information for Executive Officers whose biographical information is not listed above.

   Dennis J. Picker has served as Chief Operating Officer since February 1998 and served as Vice President from October 1997 to February 1998 and Vice President, Engineering from May 1996 to October 1997. From 1994 to April 1996, Mr. Picker was Director of the Cable Data Products Business Unit of Motorola, Inc., an electronics company. Mr. Picker holds a B.S. degree in electrical engineering from the University of Pennsylvania and a M.S. degree in electrical engineering from Northwestern University.

   Ray M. Fritz has served as the Company's Chief Financial Officer since July 1998. Prior to joining the Company, Mr. Fritz was Vice President of Finance and Operations and Chief Financial Officer of GigaLabs Inc., a provider of high performance input/output switching solutions, from December 1997 to July 1998. From August 1994 until August 1997, Mr. Fritz was with Clarify, Inc., a provider of front office automation systems, as its Vice President, Finance and Operations and Chief Financial Officer. From May 1990 to August 1994, he served as Director, Finance of Synopsys, Inc., an electronic design automation company, and from April 1986 to May 1990, Mr. Fritz served as Vice President and Controller of LSI Logic Corporation, a semiconductor company. Prior to that, he held a variety of finance positions with Xerox Corporation, The Singer Company and Shell Oil Company. Mr. Fritz holds a B.S. degree in finance/business administration from Benedictine College, a M.B.A. degree from Atlanta University and a M.S. degree in tax from Golden Gate University.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 10, 2000 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                              Beneficial
                                                             Ownership(1)
                                                         ---------------------
                                                         Number of  Percent of
                    Beneficial Owner                       Shares     Total
                    ----------------                     ---------- ----------
Shaw Communications Inc. (2)............................  6,072,318    10.5%
  630 Third Ave., S.W., Suite 900
  Calgary, Alberta T2P 4L4
Rogers Communications, Inc..............................  3,687,618     6.4%
  333 Bloor Street East
  Toronto, Ontario M4W 1G9
Shlomo Rakib............................................  3,200,000     5.5%
Dr. Zaki Rakib..........................................  3,200,000     5.5%
Michael D'Avella (2) (3)................................  6,115,018    10.6%
Alek Krstajic (4).......................................  3,687,618     6.4%
Christopher J. Schaepe (5)..............................    242,992       *
Mark A. Stevens (6).....................................    151,482       *
Lewis Solomon...........................................     60,000       *
Brian Bentley (7).......................................          0       *
Ray M. Fritz (8)........................................    289,658       *
Dennis Picker (9).......................................    246,236       *
All executive officers and directors as a group
 (9 persons) (10)....................................... 16,971,390    29.2%

--------
 * Less than one percent.

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that all of the stockholders named in the table have sole voting power and dispositive power with respect to all shares of stock shown as beneficially owned by them. Applicable percentages are based on 57,823,648 shares outstanding on March 10, 2000. In computing the number of shares indicated as beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are exercisable within 60 days are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage of ownership of any other person.

 (2) Shares beneficially owned includes 72,318 shares issuable pursuant to a warrant exercisable within 60 days of March 10, 2000.

 (3) Shares beneficially owned includes 6,072,318 shares held by Shaw Communications Inc. Mr. D'Avella, a director of the Company, is the Senior Vice President, Planning for Shaw. Also includes 40,700 shares issuable upon early exercise of options vesting through April 2001, of which 17,202 will be fully vested and no longer subject to repurchase within 60 days of March 10, 2000. Mr. D'Avella may be deemed to have voting and investment power over the shares held by Shaw. He disclaims beneficial ownership as to all shares held by Shaw.

 (4) Shares beneficially owned includes 3,687,618 shares held by Rogers Communications Inc. Mr. Krstajic, a director of the Company, is the Senior Vice President Interactive Services, Sales and Product Development for Rogers Communications, Inc. Mr. Krstajic may be deemed to have voting and investment power over the shares held by Rogers. He disclaims beneficial ownership as to all shares held by Rogers.

 (5) Shares beneficially owned includes 225,168 shares held by entities associated with Weiss, Peck & Greer, LLC., 10,000 of which are subject to repurchase by the Company within 60 days of March 10, 2000. Christopher
     J. Schaepe, a director of the Company, is a General Partner of WPG Venture Partners III, L.P., the fund investment advisory member of the entities associated with Weiss, Peck & Greer. Mr. Schaepe may be deemed to have voting and investment power over the shares held by the entities associated with Weiss, Peck & Greer. He disclaims beneficial ownership except to the extent of his pecuniary interest therein.

 (6) 10,000 of these shares are subject to repurchase by the Company within 60 days of March 10, 2000.

 (7) Mr. Bentley is no longer an employee of the Company.

 (8) Shares beneficially owned includes 266,002 shares are currently issuable upon the early exercise of options, 32,002 of which will be fully vested and no longer subject to repurchase within 60 days of March 10, 2000. Also includes 21,666 additional shares of which Mr. Fritz has an option to acquire.

 (9) Shares beneficially owned includes 30,664 shares subject to repurchase by the Company within 60 days of March 10, 2000 and 56,002 shares are issuable upon early exercise of options vesting through May 2001. Includes 70,006 shares issuable upon the early exercise of options vesting through May 2003, of which 20,732 shares will be fully vested and no longer subject to repurchase within 60 days of March 10, 2000. Also includes 10,834 additional shares of which Mr. Picker has an option to acquire.

(10) Shares beneficially owned includes (i) 432,770 shares issuable upon the early exercise of options vesting through July 2003, 69,916 of which will be fully vested and no longer subject to repurchase within 60 days of March 10, 2000, (ii) 50,664 shares subject to repurchase by the Company within 60 days of March 10, 2000, (iii) 32,500 additional shares of which all directors and officers as a group have options to acquire within 60 days of March 10, 2000 and (iv) 72,318 shares issuable pursuant to warrants exercisable within 60 days of March 10, 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and report of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all
Section 16(a) filing requirements applicable to its directors, officers and greater than 10 percent beneficial owners were complied with except that Mr. Schaepe and Mr. Krstajic each filed late one report covering one transaction.

                             EXECUTIVE COMPENSATION

Compensation of Directors

   Mr. Solomon receives $2,000 per month for his service as a member of the Board of Directors and Mr. D'Avella receives $3,000 per month for his services as a member of the Board of Directors. No other director of the Company receives cash for services provided as a director. Certain directors have been granted options to purchase Common Stock in the past. In the fiscal year ended December 31, 1998, the total compensation paid to non-employee directors was $48,000. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board of Directors and Committee meetings in accordance with Company policy.

   Each non-employee director of the Company also receives non-discretionary automatic stock option grants under the Directors' Plan. Only non-employee directors of the Company who are not employees of or consultants to the Company or of any affiliate of the Company (a "Non-Employee Director") are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code. The Directors' Plan is administered by the Board, unless the Board delegates administration to a Committee comprised of members of the Board.

   The aggregate number of shares of Common Stock that may be issued pursuant to options granted under the Directors' Plan is 400,000 shares. Pursuant to the terms of the Directors' Plan, after August 1998, each person who is elected or appointed for the first time to be a Non-Employee Director automatically shall, upon the date of his or her initial election or appointment to be a Non-Employee Director by the Board or stockholders of the Company, be granted an option to purchase 60,000 shares of Common Stock. In addition, on the day following each Annual Meeting of Stockholders of the Company ("Annual Meeting"), commencing with the Annual Meeting in 1999, each person who is then serving as a Non-Employee Director automatically shall be granted an option to purchase 25,000 shares of Common Stock, which amount shall be prorated for any Non-Employee Director who has not continuously served as a Non-Employee Director for the 12-month period prior to the date of such Annual Meeting. In addition, on the day following each Annual Meeting, commencing with the Annual Meeting in 1999, each Non-Employee Director who is then serving as a member of a committee of the Board of Directors automatically shall be granted, for each such committee, an option to purchase 6,000 shares of Common Stock of the Company, which amount shall be prorated for any Non-Employee Director who has not continuously served as a member of such committee for the 12-month period prior to the date of such Annual Meeting.

   The exercise price of the options granted under the Directors' Plan will be equal to the fair market value of the Common Stock on the date of grant. No option granted under the Directors' Plan may be exercised after the expiration of 10 years from the date it was granted. Options granted under the Directors' Plan vest and become exercisable as to 33% of the shares on the first anniversary of the date of grant and 1/36th of the shares monthly thereafter. Options granted under the Directors' Plan generally are non-transferable. However, an optionee may designate a beneficiary who may exercise the option following the optionee's death. An optionee whose service relationship with the Company or any affiliate (whether as a Non-Employee Director of the Company or subsequently as an employee, director, or consultant of either the Company or an affiliate) ceases for any reason may exercise vested options for the term provided in the option agreement (3 months generally, 12 months in the event of disability and 18 months in the event of death).

   In the event of certain changes in control of the Company, all outstanding awards under the Directors' Plan either will be assumed or substituted for by any surviving entity. If the surviving entity determines not to assume or substitute for such awards, the vesting and time during which such options may be exercised shall be accelerated prior to such event and the options will terminate if not exercised after such acceleration and at or prior to such event. Unless terminated sooner by the Board of Directors, the Directors' Plan will terminate in June 2008.

   During the last fiscal year, the Company granted options covering 93,000, 50,000 and 60,000 shares to non-employee directors of the Company at exercise prices per share of $22.625, $21.26 and $24.25, respectively. The exercise prices were also the respective fair market values of such Common Stock on the date of grant (based on the closing sale price reported on the Nasdaq National Market for the date of grant). As of March 10, 2000, no options had been exercised under the Directors' Plan.

   Directors who are employees of the Company do not receive separate compensation for their services as directors.

                       COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

   The following table shows for the fiscal years ended December 31, 1999, 1998 and 1997, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 1999 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                  Annual Compensation       Long-Term Compensation Awards
                              --------------------------- ---------------------------------
                                                           Securities
                                             Other Annual  Underlying   LTIP    All Other
   Name and Principal         Salary  Bonus  Compensation Options/SARs Payouts Compensation
        Position         Year   ($)    ($)       ($)          (#)        ($)       ($)
   ------------------    ---- ------- ------ ------------ ------------ ------- ------------
Dr. Zaki Rakib.......... 1999 232,500 66,000       --           --       --        --
 Chief Executive Officer 1998 172,500    --        --           --       --        --
                         1997 150,000 12,500       --           --       --        --

Shlomo Rakib............ 1999 232,500 45,000       --           --       --        --
 President and Chief     1998 172,500    --        --           --       --        --
 Technical Officer       1997 150,000 12,500       --        20,000      --        --

Dennis Picker........... 1999 181,250 40,000       --        80,000      --        --
 Chief Operating Officer 1998 153,000    --        --           --       --        --
                         1997 129,000 31,800    75,166(1)
                                      43,333       --        40,000      --        --

Ray Fritz............... 1999 175,416    --        --       360,000      --        --
 Chief Financial Officer 1998  74,079    --        --           --       --        --
                         1997     --     --     84,574(2)       --       --        --

Brian Bentley........... 1999  99,192    --     93,974(2)    20,000      --        --
 Vice President,
  Worldwide              1998 125,650    --        --           --       --        --
 Sales (3)               1997     --

--------
(1) Consists of reimbursement to Mr. Picker for travel costs of which $35,140 was attributable to tax gross-up payments made by the Company.

(2) Represents sales commissions earned in 1998 and 1999.

(3) Mr. Bentley is no longer an employee of the Company.

                       STOCK OPTION GRANTS AND EXERCISES

   The Company grants options to its executive officers under its 1995 Plan and its 1997 Incentive Plan, (together with the 1995 Plan, the "Plans"). As of March 10, 2000, options to purchase a total of 772,364 shares and 5,805,004 shares were outstanding under the 1995 Plan and the 1997 Plan, respectively, and options to purchase 362,372 shares and 1,761,980 shares remained available for grant under the 1995 Plan and the 1997 Incentive Plan, respectively.

   The following tables show for the fiscal year ended December 31, 1999, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                     Individual Grants
                         ------------------------------------------
                                                                         Potential
                                                                    Realizable Value at
                         Number of  % of Total                        Assumed Annual
                         Securities  Options                          Rates of Stock
                         Underlying Granted to Exercise             Price Appreciation
                          Options   Employees   of Base             for Option Term (4)
                          Granted   in Fiscal    Price   Expiration -------------------
          Name             (#)(1)    Year (2)  ($/Sh)(3)    Date       5%       10%
          ----           ---------- ---------- --------- ---------- -------- ----------
Dr. Zaki Rakib..........      --       --           --         --        --         --
Shlomo Rakib............      --       --           --         --        --         --
Dennis J. Picker........   20,000      .25%    $18.6875   04/04/09  $235,049 $  470,099
Ray M. Fritz............   40,000       .5%    $18.6875   04/04/09  $595,661 $1,171,777
Brian Bentley...........      --       --           --         --        --         --

--------
(1) Options vest at a rate 50% on the first anniversary of the vesting commencement date and 1/24th each month thereafter. The term of each option granted is generally the earlier of (i) 10 years or (ii) 90 days after termination of the optionee's services to the Company.

(2) Based on an aggregate of 7,752,896 options granted to employees, consultants and directors of the Company, including the Named Executive Officers, during the fiscal year ended December 31, 1999.

(3) The exercise price per share of each option was equal to the fair market value of the Common Stock on the date of grant as determined by the Board of Directors after consideration of a number of factors, including, but not limited to, the development life cycle of the Company's products, the Company's financial performance, market conditions, the preferred rights and privileges of shares of equity securities sold to or purchased by outside investors, and third-party appraisals.

(4) The potential realizable value is calculated based on the terms of the option at its time of grant (10 years). It is calculated assuming that the fair market value of the Company's Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option is exercised and sold on the last day of its term for the appreciated stock price.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                                                  Number of
                                                 Securities       Value of
                                                 Underlying    Unexercised In-
                                                 Unexercised      the-Money
                                                Options/SARs   Options/SARs at
                                                  at FY-End      FY-End ($)
                                                ------------- -----------------
                   Shares Acquired    Value     Exercisable/    Exercisable/
       Name        on Exercise (#) Realized ($) Unexercisable Unexercisable (1)
       ----        --------------- ------------ ------------- -----------------
Zaki Rakib........         --               --         --                --
Shlomo Rakib......         --               --         --                --
Dennis Picker.....     363,398     7,388,851.40    146,068(2)   3,971,983.10
Ray Fritz.........      20,000       664,062.50    306,002(3)   7,532,665.30
Brian Bentley.....     119,572     2,416,172.89        --                --

--------
(1) Value is based upon the closing price of $31.40625 of the Company's Common Stock on December 31, 1999 on the Nasdaq National Market.

(2) As of December 31, 1999, 266,002 shares of Common Stock are currently exercisable upon the early exercise of options vesting through May 2003 and 40,000 shares are not currently exercisable under options vesting through April 2001.

(3) As of December 31, 1999, 56,002 shares are currently exercisable upon the early exercise of options vesting through May 2001, 70,066 shares of currently exercisable upon the early exercise of options vesting through May 2003 and 20,000 are not currently exercisable under options vesting through April 2001.

Employment Agreements

   In February 1993, the Company entered into an employment agreement with Shlomo Rakib to serve as President and Chairman of the Board of Directors. The employment agreement is for a specified duration of seven years, but it is terminable at will or without cause at any time upon written notice. In February 1993, the Company also entered into an employment agreement with Zaki Rakib to serve as Chief Executive Officer and Chief Financial Officer. The employment agreement is not for a specified term and is terminable at will or without cause at any time upon written notice. Both employment agreements further provide that the Company's Board of Directors will set each executive's salary in accordance with the payroll policies of the Company as constituted from time to time.

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                  COMPENSATION


   The Compensation Committee of the Board of Directors ("Committee") consists of Dr. Zaki Rakib, the Company's Chief Executive Officer, and Messrs. Schaepe and Stevens are not currently officers nor employees of the Company. The Committee is responsible for establishing the Company's compensation programs for all employees, including executives. Dr. Rakib is not present during the discussion of his compensation. For executive officers, the Committee evaluates performance and determines compensation policies and levels.

Compensation Philosophy

   The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate them to enhance long-term stockholder value. Key elements of this philosophy are:

  . The Company pays competitively compared to leading technology companies with which the Company competes for talent. To ensure that pay is competitive, the Company regularly compares its pay practices with these companies and establishes its pay parameters based on this review.

  . The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

  . The Company provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities as owners and not just as employees.

   Philosophy Regarding Section 162(m) of the Internal Revenue Code. Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

   The Compensation Committee has determined that stock options granted under the Company's 1997 Incentive Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be treated as "performance-based compensation."

   Base Salary. The Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices.

   Long-Term Incentives. The Company's long-term incentive program consists of the 1995 Stock Option Plan, the 1997 Equity Incentive Plan and the Non-Officer Plan. The option programs utilize vesting periods (generally five years) to encourage key employees to continue in the employ of the Company. Through option grants, executives receive significant equity incentives to build long-term stockholder value. Grants are made at 100% of fair market value on the date of grant. Executives receive value from these grants only if the value of the Company's Common Stock appreciates over the long-term. The size of option grants is determined based on competitive practices at leading companies in the technology industry and the Company's philosophy of significantly linking executive compensation with stockholder interests. In 1999, the Committee granted stock options to particular executives and other employees that will vest over a two-year period. These grants were intended to provide incentive to maximize stockholder value over the next several years. The Committee believes this approach creates an appropriate focus on longer term objectives and promotes executive retention.

Chief Executive Officer Compensation

   Dr. Rakib's base salary at the beginning of 1999 Chief Executive Officer was $172,500. Following the Committee's review of compensation paid by leading technology companies, the Committee set Dr. Rakib's base annual salary through 1999 at $250,000. In setting this amount, the Committee took into account (i) its belief that Dr. Rakib is the Chief Executive Officer of a leading technology company with significant and broad-based experience in the broadband equipment industry, (ii) the scope of Dr. Rakib's responsibility, and (iii) the Board's confidence in Dr. Rakib to lead the Company's continued development.

Other Executive Officers' Compensation

   In April 1999, the Committee established the base salary ranges for other executive officers based on data regarding executive compensation of the Company's competitors, including published survey information, each executive officer's base salary for prior years, past performance, the scope of such officer's responsibility and other information available to the Committee. In April 1999, the Committee established bonus compensation formulas for each level of upper management based on individual and Company-wide performance criteria. The Committee also awarded stock options to certain executive officers to provide additional incentives.

                                          Compensation Committee

                                          Dr. Zaki Rakib
                                          Christopher J. Schaepe
                                          Mark A. Stevens

Compensation Committee Interlocks and Insider Participation

   Prior to February 1998, the Company did not have a Compensation Committee of the Board of Directors, and the entire Board participated in all compensation decisions, except that Messrs. Rakib did not participate in decisions relating to their respective compensation. In February 1998, the Board formed the Company's Compensation Committee to review and recommend to the Board compensation and benefits for the Company's executive officers and administer the Company's stock purchase and stock option plans. Each of the Company's directors, or an affiliated entity, holds securities of the Company. In January 1999, the Compensation Committee created a Non-Officer Stock Option Committee of the Board of Directors, which consists of Dr. Zaki Rakib. The function of the Non-Officer Stock Option Committee is to grant options to purchase shares of common stock to eligible persons who are not officers of the Company subject to Section 16 of the Securities Exchange Act of 1934, as amended.

                     PERFORMANCE MEASUREMENT COMPARISON(3)

   The following graph shows the total stockholder return of an investment of $100 in cash on August 17, 1998 for the Company's Common Stock and an investment of $100 in cash on August 31, 1998 for (i) the Standards & Poor's 500 Index (the "S&P 500") and (ii) the Nasdaq Telecommunication Stocks Index (the "Nasdaq Telecom"). All values assume reinvestment of the full amount of all dividends and are calculated as of last day of each month:

              Comparison of Cumulative Total Return on Investment

                                    [GRAPH]

                                                      Nasdaq
                                Company    S&P 500    Telecom
                                -----------------------------
August 1998                       100        100        100
September 1998                     97        106        113
October 1998                       92        115        123
November 1998                     236        122        130
December 1998                     279        129        155
January 1999                      314        135        179
February 1999                     239        130        179
March 1999                        308        135        194
April 1999                        311        141        204
May 1999                          247        137        207
June 1999                         430        145        206
July 1999                         301        140        201
August 1999                       277        140        192
September 1999                    376        136        191
October 1999                      337        145        226
November 1999                     477        148        235
December 1999                     483        156        271
January 2000                      823        148        274
February 2000                   2,038        146        299

--------
(3)This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

   In April 1998, the Company issued to Shaw a warrant ("Anti-dilution Warrant") to purchase an indeterminate number of shares of Common Stock for an aggregate price of $0.50. The Anti-dilution Warrant is exercisable from time to time when the Company issues certain new equity securities until the date upon which Shaw ceases to own shares of the Company's Common Stock. As of December 31, 1999, Shaw had the right to receive 72,318 shares pursuant to the Anti-dilution Warrant. In April 1998, the Company issued to Shaw a warrant (the "Shaw Common Stock Warrant") to purchase 6,000,000 shares of Common Stock at an exercise price of $3.25 per share. In March 1999, Shaw acquired 3,000,000 shares of the Company's Common Stock at $3.25 per share, pursuant to the partial exercise of the Shaw Common Stock Warrant. The net value realized (the difference between the exercise price and the fair market value of such shares, based on the closing sales price reported on the Nasdaq National Market on the date of the sale) was $47,062,500. In November 1999, Shaw acquired 3,000,000 shares of the Company's Common Stock at $3.25 per share, pursuant to the partial exercise of the Shaw Common Stock Warrant. The net value realized (the difference between the exercise price and the fair market value of such shares, based on the closing sales price reported on the Nasdaq National Market on the date of the sale) was $81,000,000. Michael D'Avella, a director of the Company, is the Senior Vice President of Planning for Shaw.

   During the fiscal year ended December 31, 1999, Shaw's purchases of equipment and services from the Company accounted for approximately $22,844,000 worth of the Company's revenues. Michael D'Avella, a director of the Company, is the Senior Vice President of Planning for Shaw.

   In March 1999, the Company issued Rogers a warrant (the "Common Stock Warrant") to purchase 2,000,000 shares of Common Stock at $0.50 per share, and the Company issued Rogers a warrant (the "Rogers Common Stock Warrant") to purchase 2,000,000 shares of Common Stock at an exercise price of $18.50 per share. In March 2000, Rogers acquired 1,843,808 shares of the Company's Common Stock at $0.50 per share, pursuant to the net exercise of the Common Stock Warrant. The net value realized (the difference between the exercise price and the fair market value of such shares, based on the closing sales price reported on the Nasdaq National Market on the date of the sale) was $242,460,752. In March 2000, Rogers acquired 1,843,810 shares of the Company's Common Stock at $18.50 per share, pursuant to the net exercise of the Rogers Common Stock Warrant. The net value realized (the difference between the exercise price and the fair market value of such shares, based on the closing sales price reported on the Nasdaq National Market on the date of the sale) was $209,272,435. Mr. Krstajic, a director of the Company, is the Senior Vice President Interactive Services, Sales and Product Development for Rogers Communications, Inc.

   During the fiscal year ended December 31, 1999, Rogers' purchases of equipment and services from the Company accounted for approximately $16,820,000 worth of the Company's revenues, along with deferred revenues in the amount of $4,500,000 as of December 31, 1999. Mr. Krstajic, a director of the Company, is the Senior Vice President Interactive Services, Sales and Product Development for Rogers Communications, Inc. The Company has granted options to certain of its directors and executive officers.

   In July 1998, the Company entered into indemnification agreements with its directors and executive officers for indemnification of and advancement of expenses to such persons to the full extent permitted by law. The Company also intends to execute such agreements with its future directors and executive officers.

   The Company has granted options to certain of its directors and executive officers.

   The Company believes that the terms of the transactions described above were no less favorable to the Company than would have been obtained from an unaffiliated third party. Any future transactions between the Company and any of its officers, directors or principal stockholders will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be approved by a majority of the independent and disinterested members of the Board of Directors.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Zaki Rakib
                                          Zaki Rakib
                                          Secretary

May 15, 2000

   A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 1999 is available without charge upon written request to: Corporate Secretary, Terayon Communication Systems, Inc., 2952 Bunker Hill Lane, Santa Clara, California 95054.

                                   APPENDIX A

                         TERAYON COMMUNICATION SYSTEMS

                           1997 EQUITY INCENTIVE PLAN

                             Adopted March 26, 1997
                     Approved by Shareholders July 27, 1997
                              Amended June 9, 1998
                           Amended             , 2000

1.  Purposes.

   (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses, and (iv) rights to purchase restricted stock, all as defined below.

   The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

   The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options or (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.  Definitions.

   (a) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

   (b) "Board" means the Board of Directors of the Company.

   (c) "Code" means the Internal Revenue Code of 1986, as amended.

   (d) "Committee" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

   (e) "Company" means Terayon Communication Systems, Inc., a Delaware corporation.

   (f) "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

   (g) "Continuous Status as an Employee, Director or Consultant" means that the service of an individual to the Company, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Board or the chief executive officer of the Company may determine, in that party's sole discretion, whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or the chief executive officer of the Company, including sick leave, military leave, or any other personal leave; or (ii) transfers between the Company, Affiliates or their successors.

   (h) "Covered Employee" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

   (i) "Director" means a member of the Board.

   (j) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

   (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   (l) "Fair Market Value" means, as of any date, the value of the common stock of the Company determined as follows:

       (i) If the common stock is listed on any established stock exchange or traded on the Nasdaq National Market or The Nasdaq SmallCap Market, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Company's common stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

       (ii) In the absence of such markets for the common stock, the Fair Market Value shall be determined in good faith by the Board.

   (m) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

   (n) "Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

   (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

   (p) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

   (q) "Option" means a stock option granted pursuant to the Plan.

   (r) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

   (s) "Optionee" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

   (t) "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of
Section 162(m) of the Code.

   (u) "Plan" means this 1997 Equity Incentive Plan.

   (v) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect with respect to the Company at the time discretion is being exercised regarding the Plan.

   (w) "Securities Act" means the Securities Act of 1933, as amended.

   (x) "Stock Award" means any right granted under the Plan, including any Option, any stock bonus, and any right to purchase restricted stock.

   (y) "Stock Award Agreement" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

3.   Administration.

   (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

   (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

       (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; and the number of shares with respect to which a Stock Award shall be granted to each such person.

       (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

       (iii) To amend the Plan or a Stock Award as provided in Section 13.

       (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

   (c) The Board may delegate administration of the Plan to a committee of the Board composed of two (2) or more members (the "Committee"), all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. In addition, notwithstanding anything in this
Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who (x) are not then subject to Section 16 of the Exchange Act and/or
(y) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

4.   Shares Subject to the Plan.

   (a) Subject to the provisions of Section 12 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate Ten Million Three Hundred Seventy Thousand (10,370,000) shares of the Company's Common Stock. Notwithstanding the foregoing, on each January 1, commencing with January 1, 2001 and continuing through and including January 1, 2007, the number of shares that may be issued pursuant to Stock Awards shall be increased automatically by the lesser of (i) five percent (5%) of the total number of shares of Common Stock outstanding, including for this purpose outstanding shares of capital stock convertible to Common Stock, on such January 1 or (ii) Three Million (3,000,000) of Common Stock. Note If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

   (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

   (c) Reversion of shares to the Share Reserve. If any Stock Award should for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of the Common Stock not acquired under such Stock Award shall revert to and again became available for issuance under the Plan.

5.   Eligibility.

   (a) Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted only to Employees, Directors or Consultants.

   (b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

   (c) Subject to the provisions of Section 12 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options covering more than One Million (1,000,000) shares of the Company's common stock in any calendar year.

6.   Option Provisions.

   Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

   (a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

   (b) Price. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Incentive Stock Option on the date of grant; the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Nonstatutory Stock Option on the date of grant. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

   (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of other common stock of the Company,
(B) according to a deferred payment arrangement (however, in the event the Company is then incorporated in the state of Delaware, then payment of the common stock's "par value" as defined in the Delaware General Corporation Law shall not be made by deferred payment), or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

   (d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. A Nonstatutory Stock Option may be transferable to the extent provided in the Option Agreement; provided, however, that if the Option Agreement does not specifically provide for transferability, then such Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

   (e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

   (f) Termination of Employment or Relationship as a Director or Consultant. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise the Option (to the extent that the Optionee was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date ninety (90) days following the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (or such longer or shorter period as specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement; provided, however, if the Optionee is terminated for cause, then the Option shall terminate on the date Optionee's Continuous Status as an Employee, Director or Consultant ceases. If, at the date of termination, the Optionee is not entitled to exercise the entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise the Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

   An Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director, or Consultant (other than upon the Optionee's death or disability) would result in liability under Section 16(b) of the Exchange Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b) of the Exchange Act. Finally, an Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (other than upon the Optionee's death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6(f), or (ii) the expiration of a period of three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant during which the exercise of the Option would not be in violation of such registration requirements.

   (g) Disability of Optionee. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise the Option (to the extent that the Optionee was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise the entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise the Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

   (h) Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option Agreement after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option as of the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise the entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

   (i) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

   (j) Re-Load Options. Without in any way limiting the authority of the Board or Committee to make or not to make grants of Options hereunder, the Board or Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option (a "Re-Load Option") in the event the Optionee exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of common stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option which is granted to a 10% shareholder (as described in subsection 5(b)), shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Re-Load Option on the date of exercise of the original Option and shall have a term which is no longer than five (5) years.

   Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board or Committee may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 11(e) of the Plan and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) and the limits on the grants of Options under subsection 5(c) and shall be subject to such other terms and conditions as the Board or Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.   Terms of Stock Bonuses and Purchases of Restricted Stock.

   Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

   (a) Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such Stock Award Agreement, but in no event shall the purchase price be less than eighty-five percent (85%) of the stock's Fair Market Value on the date such Stock Award is made. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

   (b) Transferability. Rights under a stock bonus or restricted stock purchase agreement shall be transferable only by will or the laws of descent and distribution, so long as stock awarded under such Stock Award Agreement remains subject to the terms of the agreement.

   (c) Consideration. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase;
(ii) at the discretion of the Board or the Committee, according to a deferred payment arrangement (however, in the event the Company is then incorporated in the state of Delaware, then payment of the common stock's "par value" as defined in the Delaware General Corporation Law shall not be made by deferred payment), or other arrangement with the person to whom the stock is sold; or
(iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in its discretion. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

   (d) Vesting. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

   (e) Termination of Employment or Relationship as a Director or Consultant. In the event a Participant's Continuous Status as an Employee, Director or Consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

8.   Cancellation and Re-Grant of Options.

   (a) The Board or the Committee shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options under the Plan and/or (ii) with the consent of the affected holders of Options, the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than eighty-five percent (85%) of the Fair Market Value (one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option) or, in the case of a 10% shareholder (as described in subsection 5(b)) receiving a new grant of an Incentive Stock Option, not less than one hundred ten percent (110%) of the Fair Market Value) per share of stock on the new grant date. Notwithstanding the foregoing, the Board or the Committee may grant an Option with an exercise price lower than that set forth above if such Option is granted as part of a transaction to which section 424(a) of the Code applies.

   (b) Shares subject to an Option canceled under this Section 8 shall continue to be counted against the maximum award of Options permitted to be granted pursuant to subsection 5(c) of the Plan. The repricing of an Option under this Section 8, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option; in the event of such repricing, both the original and the substituted Options shall be counted against the maximum awards of Options permitted to be granted pursuant to subsection 5(c) of the Plan. The provisions of this subsection 8(b) shall be applicable only to the extent required by Section 162(m) of the Code.

9.  Covenants of the Company.

   (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

   (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Stock Award; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

10. Use of Proceeds from Stock.

   Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

11. Miscellaneous.

   (a) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest pursuant to subsection 6(e) or 7(d), notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

   (b) Neither an Employee, Director or Consultant nor any person to whom a Stock Award is transferred under subsection 6(d) or 7(b) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

   (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Director, Consultant or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate (or to continue serving as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without cause, the right of the Company's Board of Directors and/or the Company's shareholders to remove any Director as provided in the Company's Bylaws and the provisions of the applicable laws of the Company's state of incorporation, or the right to terminate the relationship of any Consultant subject to the terms of such Consultant's agreement with the Company or any Affiliate.

   (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under the Plan and all other stock plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

   (e) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred pursuant to subsection 6(d) or 7(b), as a condition of exercising or acquiring stock under any Stock Award,
(1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

   (f) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or (3) delivering to the Company owned and unencumbered shares of Company common stock.

12. Adjustments upon Changes in Stock.

   (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the type(s) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person during any calendar year pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the type(s) and number of securities and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

   (b) In the event of a Change in Control (as defined herein): (i) any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the shareholders in a Change in Control) for those outstanding under the Plan, or (ii) in the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, (A) with respect to Stock Awards held by persons then performing services as Employees, Directors or Consultants (and subject to any applicable provisions of the California Corporate Securities Law of 1968 and related regulations), the vesting (and, if applicable, the exercisability) of such Stock Awards shall be accelerated prior to such event and the Stock Awards terminated if not exercised at or prior to such event, and (B) with respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall be terminated if not exercised prior to such event.

   (c) For purposes of the Plan, a "Change in Control" shall mean: (1) a dissolution, liquidation or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors.

13. Amendment of the Plan and Stock Awards.

   (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 under the Exchange Act or any Nasdaq or securities exchange listing requirements.

   (b) The Board may in its sole discretion submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

   (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

   (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

   (e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Award; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

14. Termination or Suspension of the Plan.

   (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on March 25, 2007, which is the day prior to the tenth anniversary of the date the Plan was adopted by the Board or approved by the shareholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

   (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the person to whom the Stock Award was granted.

15. Effective Date of Plan.

   The Plan shall become effective as determined by the Board, but no Stock Awards granted under the Plan shall be exercised unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board, and, if required, the Stock Awards have been qualified or exempted from qualification under the laws of the State of California.

                                                                      1812-PS-00

TC377B                           DETACH HERE

                                    PROXY


                     TERAYON COMMUNICATION SYSTEMS, INC.

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JUNE 13, 2000

   The undersigned hereby appoints Dr. Zaki Rakib and Ray M. Fritz, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Terayon Communication Systems, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Terayon Communication Systems, Inc. to be held at the Santa Clara Westin, 5101 Great America Parkway, Santa Clara, California, on Tuesday, June 13, 2000 at 8:30 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

   UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.


SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE

TC377A                            DETACH HERE

[X] Please mark
    votes as in
    this example

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR AND A VOTE FOR PROPOSALS 2 AND 3.
1. To elect two directors whether by cumulative voting           2.  To approve amendments to the 1997    FOR  AGAINST  ABSTAIN
   or otherwise, to hold office until the 2003 Annual                Equity Incentive Plan, as Amended.   [ ]    [ ]      [ ]
   Meeting of Stockholders.

  NOMINEES: (01) Shlomo Rakib and (02) Michael D'Avelia

         FOR [ ]              [ ] WITHHELD
         ALL                      FROM ALL
      NOMINEES                    NOMINEES                       3. To ratify the selection of Ernst &  FOR  AGAINST  ABSTAIN
                                                                    Young LLP as independent auditors   [ ]    [ ]      [ ]
   [ ] ________________________________________                     of the Company for its fiscal year
       For all nominees except as noted above                       ending December 31, 2000.

                                                                    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT       [ ]

                                                                    Please vote, date and promptly return this proxy in the return envolope which is postage prepaid if mailed in the United
                                                                    States.

                                                                    Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and
                                                                    attorneys-in-fact should add their titles. If signer is a
                                                                    corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a
                                                                    partnership, please sign in partnership name by authorized person.

                                                       Signature:___________________________________________  Date:_______________
